EXHIBIT 5.1

October 23, 2007 Energy Exploration Technologies Inc. #1400, 505-3rd Street S.W. Calgary, Alberta T2P 3E6

Dear Sirs/Mesdames:

Re:	Energy Exploration Technologies Inc.

We act as corporate counsel to Energy Exploration Technologies Inc. (the “Company”), in connection with the registration by the Company pursuant to a registration statement (the “Registration Statement”) on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 2,830,223 common shares of the Company, without par value (the “Common Shares”), issuable pursuant to options granted under the Company’s stock option plan (the “Plan”).

This opinion is being delivered in connection with the Registration Statement, to which this opinion is attached as an exhibit.

We have examined the Registration Statement and, for the purposes of this opinion, we have also examined the originals, or duplicate, certified, conformed, telecopied or photostatic copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have considered necessary or relevant for the purposes of this opinion. With respect to the accuracy of factual matters material to this opinion, we have relied upon the financial statements of the Company, certificates or comparable documents and representations of public officials and of officers and representatives of the Company.

In giving this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as duplicates, certified, conformed, telecopied or photostatic copies and the authenticity of the originals of such latter documents.

We are qualified to express opinions only with respect to the laws of the province of Alberta and the federal laws of Canada applicable therein. We express no opinion on the laws of any jurisdiction other than the laws of the province of Alberta and the Federal laws of Canada applicable therein.

Based and relying upon the foregoing, and subject to the qualification, assumptions and limitations stated herein, we are of the opinion that the Common Shares have been duly authorized and, upon issuance,

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delivery and payment therefore in accordance with the terms of the Plan and any relevant agreements thereunder, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Yours truly,

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